EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Cadus Corporation of our report dated March 18, 2014, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

New York, New York
March 26, 2014